EXHIBIT 99.1

Alpha and Omega Semiconductor Reports Financial Results for the Fiscal Second Quarter of 2016 Ended December 31, 2015

SUNNYVALE, Calif., Feb. 03, 2016 (GLOBE NEWSWIRE) -- Alpha and Omega Semiconductor Limited (“AOS”) (NASDAQ:AOSL), today reported financial results for the fiscal second quarter of 2016 ended December 31, 2015.

The results for the fiscal second quarter of 2016 ended December 31, 2015 were as follows:

GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Revenue	$79.8	$81.4	$81.3
Gross Margin	18.8%	18.5%	18.7%
Operating Loss	$(0.6)	$(0.8)	$(0.3)
Net Loss	$(1.6)	$(2.0)	$(1.3)
Loss Per Share - Diluted	$(0.07)	$(0.09)	$(0.05)

On a non-GAAP basis excluding the effect of share-based compensation charges in each of the periods presented and impairment of long-lived assets in the current quarter ended December 31, 2015, the results were as set forth below (see detailed reconciliation included at the end of this press release).

Non-GAAP Financial Comparison
Quarterly
(in millions except percentage and per share data)
(unaudited)

	Three Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014
Revenue	$79.8	$81.4	$81.3
Gross Margin	19.0%	18.7%	19.0%
Operating Income	$0.9	$—	$1.0
Net Loss	$(0.1)	$(1.2)	$—
Loss Per Share - Diluted	$—	$(0.05)	$—

“AOS closed the December quarter with strong execution, and delivered better than expected revenue and improved gross margin,” said Dr. Mike Chang, AOS chairman and CEO. “At the same time, we continued to generate healthy cash flow, and returned capital to shareholders through our repurchase program.”

“Our strategy of delivering differentiated products into diversified markets continues to gain strong traction at the design win level.  Although we are not immune from the current market turbulence, based on the new product momentum coupled with growing orders from expanded customer base, we remain confident that AOS can achieve meaningful revenue growth and return to profitability in calendar year 2016.”

Business Outlook for Fiscal Q3 Ending March 31, 2016

The following statements are based on management's current expectations. These statements are forward-looking, and actual results may differ materially. AOS undertakes no obligation to update these statements.

  Revenue is expected to be between $79 million and $83 million.

  GAAP gross margin is expected to be 18.5% plus or minus 1%.

  GAAP operating expenses are expected to be in the range of $15.2 million to $17.2 million.

  Tax expense is expected to be approximately $1.0 million to $1.2 million.

The above projections on GAAP gross margin and GAAP operating expenses include estimated share-based compensation expense of $1.0 million to $1.2 million.

Conference Call and Webcast
AOS plans to conduct an investor teleconference and live webcast to discuss the financial results for the fiscal second quarter of 2016 ended December 31, 2015 today, February 3, 2016 at 2:00 p.m. PT / 5:00 p.m. ET.  To participate in the live call, analysts and investors should dial 877-312-8797 (or 253-237-1194 if outside the U.S.).  To access the live webcast and the subsequent replay of the conference call, which will be available for seven days after the live call, go to the "Events & Presentations" section of the company's investor relations website, http://investor.aosmd.com.  In addition, a copy of the script of prepared remarks by CEO and CFO at the investor teleconference and webcast is available prior to the call at the Company’s investor relations website.

Forward Looking Statements
This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance.  These forward looking statements include, without limitation, statements relating to the expected new product cycle, projected amount of revenues, gross margin, operating income/(expenses), tax expenses, net income/(loss), and share-based compensation expenses, expectation with respect to improvement in profit, our recovery progress and competitive position, our ability and strategy to develop new products, expand our sales, design wins, revenue and profitability, growth in revenue and market share, seasonality fluctuation in customer demand, the execution of our business plan, and other information under the section entitled “Business Outlook for Fiscal Q3 Ending March 31, 2016”.  Forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements.  These factors include, but are not limited to, the decline of the PC industry and our ability to respond to such decline, our ability to introduce or develop new and enhanced products that achieve market acceptance, the actual product performance in volume production, the quality and reliability of our product, our ability to achieve design wins, the general business and economic conditions, the state of semiconductor industry and seasonality of our markets, our ability to maintain factory utilization at a desirable level, and other risks as described in our SEC filings, including our Annual Report on Form 10-K for the fiscal year ended June 30, 2015 filed on August 27, 2015.  Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements.  Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements.  You should not place undue reliance on these forward-looking statements.  All information provided in this press release is as of today's date, unless otherwise stated, and AOS undertakes no duty to update such information, except as required under applicable law.

Use of Non-GAAP Financial Measures
To supplement our unaudited consolidated financial statements presented on a basis consistent with U.S. GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin, operating income/(loss), net income/(loss) and diluted earnings per share (“EPS”).  These supplemental measures exclude share-based compensation expenses and impairment of long-lived assets.  We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results.  In addition, our management uses non-GAAP measures to compare our performance relative to forecasts and to benchmark our performance externally against competitors.  Our use of non-GAAP financial measures has certain limitations in that the non-GAAP financial measures we use may not be directly comparable to those reported by other companies.  For example, the term used in this press release, non-GAAP net income/(loss), does not have a standardized meaning.  Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies.  We seek to compensate for this limitation by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures in the tables attached to this press release.  Investors are encouraged to review the related U.S. GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP financial measures.

About Alpha and Omega Semiconductor
Alpha and Omega Semiconductor Limited, or AOS, is a designer, developer and global supplier of a broad range of power semiconductors, including a wide portfolio of Power MOSFET, IGBT and Power IC products.  AOS has developed extensive intellectual property and technical knowledge that encompasses the latest advancements in the power semiconductor industry, which enables it to introduce innovative products to address the increasingly complex power requirements of advanced electronics.  AOS differentiates itself by integrating its Discrete and IC semiconductor process technology, product design, and advanced packaging know-how to develop high performance power management solutions.  AOS's portfolio of products targets high-volume applications, including portable computers, flat panel TVs, LED lighting, smart phones, battery packs, consumer and industrial motor controls and power supplies for TVs, computers, servers and telecommunications equipment.  For more information, please visit http://www.aosmd.com.  For investor relations, please contact So-Yeon Jeong at investors@aosmd.com.

The following consolidated financial statements are prepared in accordance with U.S. GAAP.

Alpha and Omega Semiconductor Limited
Condensed Consolidated Statements of Operations
(in thousands, except percentages and per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

Revenue	$79,825	$81,439	$81,328	$161,264	$169,545
Cost of goods sold	64,853	66,378	66,086	131,231	136,143
Gross profit	14,972	15,061	15,242	30,033	33,402
Gross margin	18.8%	18.5%	18.7%	18.6%	19.7%

Operating expenses
Research and development	5,941	6,164	6,430	12,105	13,226
Selling, general and administrative	9,197	9,659	9,135	18,856	18,739
Impairment of long-lived assets	432	—	—	432	—
Total operating expenses	15,570	15,823	15,565	31,393	31,965
Operating income (loss)	(598)	(762)	(323)	(1,360)	1,437

Interest income and other, net	9	11	26	20	74
Interest expense	(7)	(10)	(43)	(17)	(116)
Income (Loss) before income taxes	(596)	(761)	(340)	(1,357)	1,395

Income tax expense	1,015	1,214	957	2,229	2,128
Net loss	$(1,611)	$(1,975)	$(1,297)	$(3,586)	$(733)

Net loss per share
Basic	$(0.07)	$(0.09)	$(0.05)	$(0.16)	$(0.03)
Diluted	$(0.07)	$(0.09)	$(0.05)	$(0.16)	$(0.03)

Weighted average number of common shares used to compute net loss per share
Basic	22,269	22,698	26,577	22,483	26,481
Diluted	22,269	22,698	26,577	22,483	26,481

Alpha and Omega Semiconductor Limited
Condensed Consolidated Balance Sheets
(in thousands, except par value per share)
(unaudited)
	December 31, 2015	June 30, 2015
ASSETS
Current assets:
Cash and cash equivalents	$81,858	$106,085
Restricted cash	231	368
Accounts receivable, net	26,054	38,781
Inventories	61,102	64,175
Deferred income tax assets	2,403	2,205
Other current assets	3,220	4,279
Total current assets	174,868	215,893
Property, plant and equipment, net	112,057	119,579
Intangible assets, net	16	17
Goodwill	269	269
Deferred income tax assets - long term	10,316	10,848
Other long-term assets	2,240	2,011
Total assets	$299,766	$348,617
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$33,875	$44,083
Accrued liabilities	20,103	19,225
Income taxes payable	1,710	1,372
Deferred margin	761	716
Capital leases	485	941
Total current liabilities	56,934	66,337
Income taxes payable - long term	1,626	1,601
Deferred income tax liabilities	3,720	3,548
Capital leases - long term	64	64
Other long term liabilities	851	953
Total liabilities	63,195	72,503
Shareholders' equity:
Preferred shares, par value $0.002 per share:
Authorized: 10,000 shares, issued and outstanding: none at December 31, 2015 and June 30, 2015	—	—
Common shares, par value $0.002 per share:
Authorized: 50,000 shares, issued and outstanding: 27,783 shares and 22,297 shares, respectively at December 31, 2015 and 27,314 shares and 26,316 shares, respectively at June 30, 2015	56	55
Treasury shares at cost, 5,486 shares at December 31, 2015 and 998 shares at June 30, 2015	(48,808)	(8,593)
Additional paid-in capital	185,495	181,040
Accumulated other comprehensive income	750	905
Retained earnings	99,078	102,707
Total shareholders’ equity	236,571	276,114
Total liabilities and shareholders’ equity	$299,766	$348,617

Alpha and Omega Semiconductor Limited
Reconciliation of Gross Profit to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

U.S. GAAP gross profit	$14,972	$15,061	$15,242	$30,033	$33,402

Share-based compensation:
Cost of goods sold	157	131	174	288	328
Non-GAAP gross profit	$15,129	$15,192	$15,416	$30,321	$33,730
Non-GAAP gross margin	19.0%	18.7%	19.0%	18.8%	19.9%

Alpha and Omega Semiconductor Limited
Reconciliation of Operating Income (Loss) to Non-GAAP Operating Income
(in thousands)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

U.S. GAAP operating income (loss)	$(598)	$(762)	$(323)	$(1,360)	$1,437

Share-based compensation:
Cost of goods sold	157	131	174	288	328
Research and development	264	193	293	457	499
Selling, general and administrative	664	465	810	1,129	1,552
Total share-based compensation	1,085	789	1,277	1,874	2,379
Impairment of long-lived assets	432	—	—	432	—

Non-GAAP operating income	$919	$27	$954	$946	$3,816

Alpha and Omega Semiconductor Limited
Reconciliation of Net Income (Loss) to Non-GAAP Net Income (Loss)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2015	September 30, 2015	December 31, 2014	December 31, 2015	December 31, 2014

U.S. GAAP net loss	$(1,611)	$(1,975)	$(1,297)	$(3,586)	$(733)

Share-based compensation:
Cost of goods sold	157	131	174	288	328
Research and development	264	193	293	457	499
Selling, general and administrative	664	465	810	1,129	1,552
Total share-based compensation	1,085	789	1,277	1,874	2,379
Impairment of long-lived assets	432	—	—	432	—

Non-GAAP net income (loss)	$(94)	$(1,186)	$(20)	$(1,280)	$1,646

Non-GAAP diluted net income (loss) per share	$—	$(0.05)	$—	$(0.06)	$0.06

Weighted-average number of common shares used in computing non-GAAP net income (loss) per share
Diluted shares	22,269	22,698	26,577	22,483	27,078

CONTACT: Alpha and Omega Semiconductor Limited
Investor Relations
So-Yeon Jeong
408-789-3172
investors@aosmd.com